FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 30th, 2021 by and among Professionally Managed Portfolios (“Fund Company”), Osterweis Capital Management, Inc. (“Adviser”) and Quasar Distributors, LLC (“Distributor”) is entered into as of [_____, 2022] (the “Effective Date”). Adviser is a party to the Agreement solely for purposes of Section 5 of the Agreement.

WHEREAS, Fund Company, Adviser and Distributor (“Parties”) desire to amend the Agreement to reflect the addition of two Funds to Exhibit A; and

WHEREAS, Section 11(B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of the Osterweis Short Duration Credit Fund and the Osterweis Sustainable Credit Fund.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PROFESSIONALLY MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: _______________________________	By: _______________________________
Teresa Cowan, President

OSTERWEIS CAPITAL MANAGEMENT, INC. (solely with respect to Section 5)

By: _______________________________
Catherine Halberstadt, Co-President and Co-CEO

EXHIBIT A

Fund Names

Separate Series of Professionally Managed Portfolios.

Name of Series

Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Total Return Fund
Osterweis Emerging Opportunity Fund
Osterweis Short Duration Credit Fund
Osterweis Sustainable Credit Fund